Exhibit 99.1
For Immediate Release

Contact:
Thomas W. Stoelk
Vice President and
Chief Financial Officer
(724) 465-8904
Superior Well Services, Inc. Announces ELI Wireline Services, Inc. Asset Acquisition
INDIANA, PENNSYLVANIA, February 2, 2007 — Superior Well Services, Inc. (NASDAQ: SWSI) today announced that on February 1, 2007 it had purchased substantially all of the operating assets of ELI Wireline Services, Inc. (“ELI”) for approximately $7.9 million in cash. ELI provides open hole evaluation services and cased hole completion services. The operating assets include 3 cased hole trucks, 3 open hole trucks, 2 cavern storage logging units with sonar calipers and various tools and logging systems that are compatible with Superior’s existing systems. Superior plans to retain ELI’s 30 employees. The acquired operations will be integrated into Superior’s Mid-Continent operations and expands its presence in Kansas, Oklahoma and Nebraska.
Commenting, David Wallace, Chief Executive Officer, stated, “The ELI acquisition expands our wireline operations in the Mid-Continent Region and provides us a number of top-tier personnel. Additionally, this accretive acquisition provides new opportunities to grow Superior’s stimulation, nitrogen and cementing services in markets currently serviced by ELI’s operating assets.”
Superior Well Services, Inc. is an oilfield services company operating in many of the major oil and natural gas producing regions in the United States.
SOURCE: Superior Well Services, Inc.